 SWIFT ENERGY COMPANY
N E W S

FOR IMMEDIATE RELEASE
COMPANY CONTACT
Paul Vincent
Manager of Investor Relations
(281) 874-2700, (800) 777-2412

SWIFT ENERGY ANNOUNCES FOURTH QUARTER
AND FULL YEAR 2008 RESULTS

HOUSTON, February 19, 2009 – Swift Energy Company (NYSE: SFY) announced today a loss for 2008 of $260.5 million, or $8.50 per diluted share, which includes a non-cash ceiling test write-down (after-tax) of its oil and gas properties of $473.1 million, or $15.15 per share.

The Company’s loss for 2008 from continuing operations was $257.1 million, or $8.39 per diluted share, which also includes the non-cash ceiling test write-down.  Without the effects of this write-down, income from continuing operations (a non-GAAP measure - see page 8 for reconciliation to the GAAP measure) for the full year 2008 would have been $216.0 million, or $6.92 per diluted share, a 42% increase compared to $152.6 million of income from continuing operations for 2007, or $4.98 per diluted share.  (Unless otherwise noted, the production, revenue, expense, cash flow and income information reported for the fourth quarter and full-year 2008 are the results of continuing operations of Swift Energy)

For the fourth quarter 2008, Swift Energy had a loss from continuing operations of $452.5 million, or $14.66 per diluted share.  Without the effects of the non-cash ceiling test write-down, income from continuing operations for the fourth quarter 2008 would have been $20.6 million, or $0.66 per diluted share, a decrease of 61% compared to $52.7 million ($1.71 per diluted share) earned in the same quarter in 2007 from continuing operations.

Swift Energy’s full year 2008 production was 10.0 million barrels of oil equivalent (“MMBoe”), which is a 5% decrease compared to 2007 production of 10.6 MMBoe.  The Company estimates that approximately 0.8 MMboe of production was shut-in during the third and fourth quarters of 2008 as a result of hurricanes Gustav and Ike which made landfall along the gulf coast in September 2008.  Production for the fourth quarter 2008 decreased 12% to 2.5 MMBoe compared to fourth quarter 2007 production of 2.8 MMBoe.  The Company estimates that approximately 0.3 MMboe of production remained shut-in during the fourth quarter due to Hurricane Gustav.

Adjusted cash flow (cash flow before working capital changes, a non-GAAP measure - see page 8 for reconciliation to the GAAP measure) for 2008 increased 25% to a record $559.9 million, or $17.93 per diluted share, compared to $447.7 million, or $14.61 per diluted share, for the full year 2007.  Fourth quarter 2008 adjusted cash flow of $85.3 million, or $2.73 per diluted share, decreased 35% compared to $130.3 million of adjusted cash flow, or $4.23 per diluted share, for the fourth quarter of 2007.  Swift Energy also reported record revenues of $820.8 million for the full year 2008, an increase of 25% over 2007 revenue levels.  Increases in revenues, income without the effects of a non-recurring non-cash

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ceiling test write-down of its oil and gas properties and cash flow for the full year 2008 are primarily the result of higher commodity prices.

Terry Swift, CEO of Swift Energy, commented, “The fourth quarter of 2008 challenged all oil and gas companies with a global financial crisis, significantly lower commodity pricing and a global recession.  We have adjusted our operational and financial strategies to deal with the uncertainties of this new environment.  In spite of these events, we believe that we are opportunity rich and will seek to further exploit our prospects.  Our recent discovery well at the Shasta prospect in Southeast Louisiana represents another exploration success generated by our large, regional 3D datasets, and the success of the R Bracken 33H horizontal well drilled in the AWP field opens up an opportunity utilizing today’s advancing technologies and completion methods to continue developing and growing an asset we have operated for the past 20 years.  Including the recent Shasta discovery, the Company currently has 3,000 – 5,000 net barrels of oil equivalent (“Boe”) per day of shut-in production awaiting pipeline construction or facilities repairs in the Bay de Chene area.   We expect 2009 will be a difficult operating environment and will require greater discipline and emphasis on reducing our costs across the enterprise, which we have already begun.  I am confident that we have the people, the strategy, the assets and opportunities to emerge from this commodity price downturn a stronger, more profitable company.”

Revenues and Expenses

Swift Energy reported record revenues of $820.8 million for 2008, an increase of 25% over 2007 revenue levels.  These increases were primarily attributable to higher commodity prices. Total revenues for the fourth quarter of 2008 decreased 26% to $145.4 million from the $196.4 million of revenues generated in the fourth quarter of 2007.

Full-year 2008 lease operating expenses (“LOE”), before severance and ad valorem taxes averaged $10.44 per barrel of oil equivalent (“Boe”), compared to $6.68 per Boe in 2007, and severance and ad valorem taxes increased to $8.00 per Boe compared to $6.95 in 2007.  In the fourth quarter of 2008, LOE averaged $10.10 per Boe, which increased from $7.56 per Boe for these expenses in the fourth quarter of 2007.  Severance and ad valorem taxes decreased to $4.57 per Boe from $7.32 per Boe in the same comparable fourth quarter periods due to decreases in crude oil pricing leading to lower severance taxes for Swift Energy’s crude oil production.

Depreciation, depletion and amortization (“DD&A”) expenses increased for the full year 2008 to $22.12 per Boe from $17.75 per Boe in 2007.  DD&A expenses increased to $24.45 per Boe in the fourth quarter of 2008 from $19.48 per Boe in the comparable period in 2007, primarily as a result of increases to our oil and gas properties and lower reserve estimates.  For the full year 2008, net general and administrative expenses increased to $3.85 per Boe from $3.22 per Boe in 2007.  Net general and administrative expenses increased to $3.39 per Boe during the fourth quarter 2008 from $3.11 per Boe in the same period in 2007. These increases in expenses on a per-unit basis were primarily attributable to lower production levels.  For the full year 2008, interest expense averaged $3.09 per Boe for 2008 compared to $2.65 per Boe in 2007.  Interest expense decreased slightly to $2.93 per Boe in the fourth quarter 2008 compared to $2.99 per Boe for the same period in 2007 due to decreased bank debt levels and lower interest rates under the Company’s line of credit.

Production & Pricing

Swift Energy’s total fourth quarter 2008 production was 2.5 MMBoe, a decrease of 12% when compared to 2007 fourth quarter production of 2.8 MMBoe.  Sequentially, production increased 6% from the 2.3 MMBoe produced in the third quarter of 2008.  As a result of two substantial hurricanes, Gustav and Ike, the Company estimates that approximately 0.3 MMboe of production was shut-in

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SWIFT/3

during the fourth quarter 2008 and approximately 0.8 MMboe of production was shut-in in total during 2008.

Aggregate realized average prices increased for the full year 2008 to $79.00 per Boe from $61.49 per Boe in 2007.  In the fourth quarter of 2008, Swift Energy realized an aggregate average price of $47.28 per Boe, a decrease of 33% from fourth quarter 2007 price levels, which averaged $70.33 per Boe.

Swift Energy’s average full year 2008 crude oil prices increased to $101.38 per barrel from $71.92 per barrel in 2007.  During fourth quarter 2008, crude oil prices decreased to $58.70 per barrel from $89.23 per barrel realized in the same period of 2007. Swift Energy’s average full year 2008 natural gas prices increased to $8.54 per thousand cubic feet (“Mcf”) from $6.42 per Mcf in 2007.  Meanwhile, natural gas prices averaged $5.68 per Mcf in the fourth quarter of 2008, a decrease of 14% from the $6.62 per Mcf received during the same period in 2007.  Prices for natural gas liquids (“NGL”) rose to $57.15 per barrel for the full year 2008 from $49.72 per barrel in 2007, while fourth quarter 2008 NGL prices averaged $32.00 per barrel, a 44% decrease over fourth quarter 2007 NGL prices of $56.65.

Drilling Activity

In 2008, Swift Energy drilled and completed 110 of 126 wells for an 87% completion rate with 108 of 123 development wells completed (88% completion rate).  During the fourth quarter 2008, Swift Energy completed 29 of 32 wells drilled.  In Swift Energy’s Southeast Louisiana core area, 5 wells were drilled in the Lake Washington field while 1 development well and 1 exploratory well were drilled at Bay de Chene.  In the Company’s South Texas core area, 12 development wells were drilled and completed in the AWP Olmos field, 5 of 7 development wells drilled were completed in the Briscoe Ranch field, and 4 of 5 wells drilled were completed in the Sun TSH field.  In the Central Louisiana/East Texas core area, 1 development well was drilled and completed in the South Bearhead Creek field.

Swift Energy maintains a substantial inventory of drilling projects but currently has no rigs operating.  The Company intends to commence its 2009 drilling program once oil field drilling and service costs accurately reflect the current operating and lower pricing environment.

Operations Update

During the fourth quarter 2008, Swift Energy continued to recover from damage caused by Hurricanes Gustav and Ike.  As previously disclosed, approximately 0.3 MMboe of production remained shut-in during the fourth quarter 2008 and a total of 0.8 MMboe of production was shut-in as a result of these hurricanes for the full year 2008.

Facilities construction and upgrades in the Bay de Chene field commenced during the fourth quarter allowing for high pressure gas production to resume.  Production and processing equipment is being ordered and will be installed during the first half of 2009 on a large concrete barge, similar to one of the barges the Company used to build its Westside facility in Lake Washington.  Once constructed, this equipment will sit approximately 18 feet above water level, which should reduce the risks of catastrophic damage from hurricanes and severe storms in the future.  The Company expects Bay de Chene production to be at or above pre-storm levels once these new facilities have been fully commissioned during the third quarter of 2009.

In Bay de Chene during the fourth quarter, the BDC VUC #9 well was drilled to 14,809 ft. and encountered 78 ft. of net pay in 1 zone.  This well tested with production rates up to 4.8 million cubic feet per day (“MMcf/d”) of gas on a 23/64th inch choke with 1,750 pounds flowing tubing pressure and is currently producing to sales.

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The previously announced discovery well at the Shasta prospect in the Company’s Southeast Louisiana core area was tested during the fourth quarter.  The well tested at a rate of 11.0 MMcf/d and 739 barrels of oil per day (“Bo/d”) at 11,279 psi on a 14/64 choke.  Swift Energy has a 50% working interest in this well.  Due to the distance of this discovery from production facilities, further delineation will occur later in 2009 after a pipeline has been built to the Company’s Westside facility in its Lake Washington field.  The pipeline will be approximately 8 miles long and will be completed during the first half of 2009.

In the AWP field, located in the Company’s South Texas core area, the Company drilled the R Bracken 33H well in the southern portion of the field to a measured depth of 14,322 ft.  This includes a horizontal lateral leg of 3,530 ft. in the Olmos formation.  A nine stage simultaneous hydraulic fracture enhancement was performed while completing this well.  Peak test rates of 10.4 MMcfe/d were achieved on a 36/64” choke with flowing tubing pressure of 2,725 psi after fracture enhancement and is now flowing to sales at a sustained rate of 6.3 MMcfe/d on a 32/64” choke with flowing tubing pressure of 1880 psi.  At least 3 additional horizontal wells are planned to be drilled in the Olmos sands as part of Swift Energy’s 2009 capital program.  The results of these wells will be used to determine the extent to which this type of drilling and completion technology will be applicable to the Olmos formation in the AWP and Sun TSH fields as well as acreage the Company has recently acquired in the area.  Further analysis of the R Bracken 33H will be conducted to determine the effectiveness of the multi stage fracture enhancements, decline rates associated with the reservoir and potential implications on future reserves bookings.  The Company currently has approximately 120,000 acres leased in South Texas, which may be prospective for further Olmos development.  During 2009, Swift Energy will also drill a well to test the potential of the Eagleford Shale formation.  The Company currently has approximately 45,000 acres leased in areas that may be prospective for this formation. Included in these acreage numbers are 16,203 net acres the Company has acquired in 2009, which are prospective for both horizons.

Reserve Estimates & Ceiling Test Write-Down

Swift Energy’s year-end 2008 reserves consist of 116.4 MMboe (698.6 Bcfe).  This is 13% less than 2007 year-end reserves from continuing operations of 133.8 MMboe (802.7 Bcfe).  Of these reserves, 53% were proved developed compared to 47% of reserves classified as proved developed at year-end 2007.  The decrease in year end reserve volumes is attributable to a combination of price related and technical revisions.  Swift Energy also estimates that at year-end 2008, the Company had 51.1 MMboe of probable reserves and 68.9 MMboe of possible reserves which conform to the Petroleum Reserves Definitions approved by the Society of Petroleum Engineers, Inc. (see cautionary statement regarding probable and possible reserves on page 6).  Swift Energy’s proved, probable and possible reserves are prepared by internal engineers and are audited annually by its outside engineering firm, H. J. Gruy and Associates.  Swift Energy’s year-end 2008 proved reserves totaled approximately $1.4 billion of present value discounted at 10% per year (PV-10, a non-GAAP measure - see page 6 for reconciliation to the GAAP measure), compared to $3.8 billion PV-10 for the Company’s 2007 year-end proved reserves from continuing operations.  Pricing for reserves and PV-10 calculations utilized $44.09 per barrel for crude oil and $4.96 per thousand cubic feet (“Mcf”) for natural gas at year-end 2008, compared to $93.24 per barrel and $6.65 per Mcfe at year-end 2007.

Swift Energy’s reserves from continuing operations are comprised 43% of crude oil, 42% of natural gas and 15% of natural gas liquids.  These percentages are relatively unchanged from 2007 year-end reserves.

Swift Energy uses the full cost method of accounting for its oil and gas properties.  As a result of low year-end 2008 commodity prices, Swift Energy recorded an after-tax non-cash ceiling test write-down

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SWIFT/5

of its oil and gas properties of $473.1 million for fourth quarter 2008.  The pre-tax non-cash ceiling test write down of its oil and gas properties was $754.3.  Neither the Company’s current banking relationships nor bank covenants are impacted by this non-cash charge

In December 2008, the SEC issued release 33-8995, Modernization of Oil and Gas Reporting.  This release is effective for financial statements filed on or after January 1, 2010 and changes the accounting and disclosure requirements surrounding oil and gas reserves and is intended to modernize and update oil and gas disclosure requirements, to align them with current industry practices and to adapt to changes in technology.  One of the significant changes involves changes to prices used in the PV-10 and volumetric calculations for use in both disclosures and accounting impairment tests.  Prices will no longer be based on a single-day, year-end price. Rather, they will be based on either a 12-month average price based on closing prices on the first day of each month, or prices defined by existing contractual arrangements.  Using a 12-month average price based on first day closing prices, oil and gas prices for Swift Energy in 2008 were $101.65 per barrel and $9.04 per Mcf compared to the year-end prices of $44.09 per barrel for crude oil and $4.96 Mcf for natural gas which were used in the Company’s accounting impairment test and to calculate the Company’s PV-10.

Price Risk Management

Swift Energy currently has no floors covering any of its 2009 natural gas or crude oil production.  The Company’s price risk management strategy has relied on purchasing floors in a rising commodity price environment.  On an ongoing basis, details of Swift Energy’s complete price risk management activities can be found on the Company’s website (www.swiftenergy.com).

2009 Company Guidance

Swift Energy currently plans to balance its 2009 capital expenditures and 2009 cash flow with current spending plans set at $125 million to $150 million in total capital expenditures in 2009, net of minor non-core dispositions and excluding any property acquisitions. Approximately 35% of the capital budget is targeted for activities in the Company’s Southeast Louisiana core area, while about 35% is planned for activities in the South Texas core area. For 2009, Swift Energy is targeting production to decrease 1.0 to 1.5 MMboe and proved reserves to decrease 2.0 to 5.0 MMboe over respective 2008 levels.

Earnings Conference Call

Swift Energy will conduct a live conference call today, February 19, at 9:00 a.m. CST to discuss full year 2008 and fourth quarter 2008 financial results.  To participate in this conference call, dial 973-339-3086 five to ten minutes before the scheduled start time and indicate your intention to participate in the Swift Energy conference call. A digital replay of the call will be available later on February 19 until February 21, by dialing 706-645-9291 and using Conference ID # 79927827.  Additionally, the conference call will be available over the Internet by accessing the Company’s website at www.swiftenergy.com and by clicking on the event hyperlink. This webcast will be available online and archived at the Company’s website.

2009 Analyst/Investor Meeting

Swift Energy will host a meeting with financial analysts, portfolio managers and investors on February 26, 2009 in Houston, Texas. At this meeting, Swift Energy’s management will provide an annual briefing that will include an update on certain 2008 results as well as covering operational and financial plans and guidance for full year 2009. An audio webcast accompanied with the slides of the presentation will be available on the Company’s website www.swiftenergy.com by clicking on the event hyperlink commencing on February 26, 2008.

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The meeting begins at 8:00 a.m. CST on Wednesday, February 26, and is being held at the Hilton Houston North on Greenspoint Drive in Houston, Texas. Anyone interested in attending this meeting should contact the Company’s Investor Relations Department at 1-800-777-2412.

Swift Energy Company, founded in 1979 and headquartered in Houston, engages in developing, exploring, acquiring and operating oil and gas properties, with a focus on oil and natural gas reserves in the onshore and inland waters of Louisiana and Texas. Over the Company’s 29-year history, Swift Energy has shown long-term growth in its proved oil and gas reserves, production and cash flow through a disciplined program of acquisitions and drilling, while maintaining a strong financial position.

The SEC permits oil and gas companies, in their filings with the SEC, to disclose only proved reserves that a company has demonstrated by actual production or conclusive formation tests to be economically and legally producible under existing economic and operating conditions. We have disclosed quantities of probable and possible reserves in this press release that the SEC's current guidelines strictly prohibit us from including in filings with the SEC. The SEC defines proved reserves as estimated quantities that geological and engineering data demonstrate with reasonable certainty to be recoverable in the future from known reservoirs under the assumed economic conditions. The probable and possible reserves contained in this press release have been estimated by the Company under standards that are not included in SEC guidelines and may not comport with other specific definitions for non-proved reserve categories such as those set forth in the Petroleum Resource Management System promulgated by the Society of Petroleum Engineers. Probable and possible reserves are substantially less likely to be recovered than proved reserves, and there are significantly more inherent uncertainties in estimating non-proved reserves.

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the availability of labor, services, supplies and facility capacity, results of exploratory and development drilling, volatility in oil or gas prices, uncertainty and costs of finding, replacing, developing or acquiring reserves, and disruption of operations  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

SWIFT ENERGY COMPANY
Reconciliation of PV-10 Value to Standardized Measure of Discounted Future Net Cash Flows
December 31, 2008
(Unaudited)
(In Millions)

Domestic
PV-10 Value	$1,361
Future Income Taxes (discounted at 10% per year)	(280)
Asset Retirement Obligation (discounted at 10% per year)	(48)
Standardized Measure of Discounted Future Net
Cash Flows relating to oil and gas reserves	$1,033

SWIFT ENERGY COMPANY
RESERVES INFORMATION
December 31, 2008

	Natural Gas (Bcf)	Oil, Cond. & NGL (MMBbls)
Proved Reserves as of Dec. 31, 2007	343.8	76.5
Revisions	(42.7)	(6.9)
Purchases of minerals	3.2	0.5
Sales of minerals	--	--
Extensions/Discoveries	8.6	4.3
Production	(20.5)	(6.6)
Proved Reserves as of Dec. 31, 2008	292.4	67.7

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SWIFT/7

SWIFT ENERGY COMPANY
SUMMARY FINANCIAL INFORMATION
FROM CONTINUING OPERATIONS
(Unaudited)
(In Thousands Except Per Share and Price Amounts)

	Three Months Ended December 31,				Year Ended December 31,
	2008	2007	Percent Change		2008	2007	Percent Change
Revenues:
Oil & Gas Sales	$116,589	$196,322	(41	) %	$793,859	$652,856	22%
Other	28,818	38	NM		26,956	1,265	NM
Total Revenue	$145,407	$196,360	(26	) %	$820,815	$654,121	25%
Income (Loss) From Continuing Operations	$(452,481)	$52,705	(959	) %	$(257,130)	$152,588	(269	) %
Basic EPS – Continuing Operations	$(14.66)	$1.75	(938	) %	$(8.39)	$5.09	(265	) %
Diluted EPS – Continuing Operations	$(14.66)	$1.71	(957	) %	$(8.39)	$4.98	(268	) %
Net Cash Provided By Operating Activities – Continuing Operations	$82,702	$120,062	(31	) %	$582,027	$442,282	32%
Net Cash Provided By Operating Activities, Per Diluted Share – Continuing Operations	$2.65	$3.90	(32	) %	$18.64	$14.43	29%
Cash Flow Before Working Capital Changes(1) (non-GAAP measure) – Continuing Operations	$85,302	$130,346	(35	) %	$559,907	$447,660	25%
Cash Flow Before Working Capital Changes, Per Diluted Share – Continuing Operations	$2.73	$4.23	(35	) %	$17.93	$14.61	23%
Weighted Average Shares Outstanding (Basic)	30,859	30,123	(2	) %	30,661	29,984	(2	) %
Weighted Average Shares Outstanding (Diluted)	30,859	30,794	(0	) %	30,661	30,640	(0	) %
Diluted Shares Used in Pro-Forma Income and Cash Flow Per Share Metrics	31,244	N/A			31,229	N/A
EBITDA(1) (non-GAAP measure)	$100,893	$146,135	(31	) %	$596,865	$462,468	29%
Production (MBoe) – Continuing Operations	2,466	2,791	(12	) %	10,049	10,617	(5	) %
Realized Price ($/Boe) – Continuing Operations	$47.28	$70.33	(33	) %	$79.00	$61.49	28%

(1)
See reconciliation on page 7.  Management believes that the non-GAAP measures EBITDA and cash flow before working capital changes are useful information to investors because they are widely used by professional research analysts in the valuation, comparison, rating and investment recommendations of companies within the oil and gas exploration and production industry.  Many investors use the published research of these analysts in making their investment decisions.

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Reconciliation of GAAP (a) to non-GAAP Measures
(Unaudited)
(In Thousands)

	Three Months Ended
	Dec. 31, 2008	Dec. 31, 2007
INCOME TO EBITDA RECONCILIATIONS:
Income (Loss) from Continuing Operations	$(452,481)	$52,705	NM
Provision (Benefit) for Income Taxes	(268,970)	30,298
Interest Expense, Net	7,223	8,340
Depreciation, Depletion & Amortization & ARO (b)	60,823	54,792
Write-Down of Oil and Gas Properties	754,298	---
EBITDA	$100,893	$146,135	(31	) %
	Year Ended
	Dec. 31, 2008	Dec. 31, 2007
INCOME TO EBITDA RECONCILIATIONS:
Income (Loss) from Continuing Operations	$(257,130)	$152,588	NM
Provision (Benefit) for Income Taxes	(155,628)	91,968
Interest Expense, Net	31,079	28,082
Depreciation, Depletion & Amortization & ARO (b)	224,246	189,830
Write-down of Oil and Gas Properties	754,298	---
EBITDA	$596,865	$462,468	29%

(a)	GAAP—Generally Accepted Accounting Principles
(b)	Includes accretion of asset retirement obligation

	Three Months Ended
	Dec. 31, 2008	Dec. 31, 2007
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$82,702	$120,062	(31	) %
Increases and Decreases In:
Accounts Receivable	(955)	13,447
Accounts Payable and Accrued Liabilities	2,301	(4,104)
Income Taxes Payable	(293)	(78)
Accrued Interest	1,547	1,019
Cash Flow Before Working Capital Changes – Continuing Operations	$85,302	$130,346	(35	) %
	Year Ended
	Dec. 31, 2008	Dec. 31, 2007
CASH FLOW RECONCILIATIONS:
Net Cash Provided by Operating Activities – Continuing Operations	$582,027	$442,282	32%
Increases and Decreases In:
Accounts Receivable	(26,172)	9,114
Accounts Payable and Accrued Liabilities	3,915	(5,748)
Income Taxes Payable	(214)	806
Accrued Interest	351	1,206
Cash Flow Before Working Capital Changes – Continuing Operations	$559,907	$447,660	25%

	Quarter Ended Dec. 31, 2008	Year Ended Dec. 31, 2008
INCOME FROM CONTINUING OPERATIONS RECONCILIATION:
Income (Loss) From Continuing Operations	$(452,481)	$(257,130)
Write-Down of Oil and Gas Properties	754,298	754,298
Income Tax Benefit From Write-Down (1)	(281,216)	(281,216)
Income From Continuing Operations Before Write-Down of Oil and Gas Properties	$20,601	$215,952

Note: Items may not total due to rounding
(1)	Income tax benefit from write-down was derived using the fourth quarter 2008 effective tax-rate.

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SWIFT/9

SWIFT ENERGY COMPANY
SUMMARY BALANCE SHEET INFORMATION
(Unaudited)
(In Thousands)

	As of December 31, 2008	As of December 31, 2007
Assets:
Current Assets:
Cash and Cash Equivalents	$283	$5,623
Other Current Assets	77,239	97,778
Current Assets Held for Sale	564	96,549
Total Current Assets	78,086	199,950
Oil and Gas Properties	3,361,411	2,717,112
Other Fixed Assets	37,669	33,064
Less-Accumulated DD&A	(1,967,633)	(989,981)
	1,431,447	1,760,195
Other Assets	7,755	8,906
	$1,517,288	$1,969,051
Liabilities:
Current Liabilities	$153,499	$202,095
Current Liabilities Associated with Assets Held for Sale	---	8,066
Long-Term Debt	580,700	587,000
Deferred Income Taxes	130,899	302,303
Asset Retirement Obligation	48,785	31,066
Other Long-term Liabilities	2,528	2,467
Stockholders’ Equity	600,877	836,054
	$1,517,288	$1,969,051

Note: Items may not total due to rounding

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SWIFT/10

SWIFT ENERGY COMPANY
SUMMARY INCOME STATEMENT INFORMATION
(Unaudited)
In Thousands Except Per Boe Amounts

	Three Months Ended		Year Ended
	Dec. 31, 2008	Per Boe	Dec. 31, 2008	Per Boe
Revenues:
Oil & Gas Sales	$116,589	$47.28	$793,859	$79.00
Other Revenue	28,818	11.69	26,956	2.68
	145,407	58.97	820,815	81.68
Costs and Expenses:
General and Administrative, net	8,350	3.39	38,673	3.85
Depreciation, Depletion & Amortization	60,297	24.45	222,288	22.12
Accretion of Asset Retirement Obligation (ARO)	526	0.21	1,958	0.19
Lease Operating Costs	24,899	10.10	104,874	10.44
Severance & Other Taxes	11,265	4.57	80,403	8.00
Interest Expense, Net	7,223	2.93	31,079	3.09
Write-down of Oil and Gas Properties	754,298	305.88	754,298	75.00
Total Costs & Expenses	$866,858	$351.53	$1,233,573	$122.76
Income (Loss) from Continuing Operations Before Income Taxes	(721,451)	(292.56)	(412,758)	(41.08)
Provision (Benefit) for Income Taxes	(268,970)	(109.07)	(155,628)	(15.49)
Income (Loss) from Continuing Operations	$(452,481)	$(183.49)	$(257,130)	$(25.59)
Income (Loss) from Discontinued Operations, Net of Taxes	(212)	NM	(3,360)	NM
Net Income	$(452,693)	NM	$(260,490)	NM

Additional Information:
Capital Expenditures	$155,039		$674,797
Capitalized Geological & Geophysical	$6,996		$28,216
Capitalized Interest Expense	$2,031		$8,037
Deferred Income Tax	$(269,335)		$(164,498)

Note: Items may not total due to rounding

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SWIFT/11

SWIFT ENERGY COMPANY
CONSOLIDATED STATEMENTS OF CASH FLOW
(Unaudited)
(In Thousands)

	Year Ended
	Dec. 31, 2008	Dec. 31, 2007
Cash Flows From Operating Activities:
Net Income (Loss)	$(260,490)	$21,287
Plus Loss From Discontinued Operations, Net of Taxes	3,360	131,301
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities -
Depreciation, Depletion, and Amortization	222,288	188,393
Write-down of Oil and Gas Properties	754,298	---
Accretion of Asset Retirement Obligation (ARO)	1,958	1,437
Deferred Income Taxes	(164,498)	86,474
Stock Based Compensation Expense	11,631	10,317
Debt Retirement Cost – Cash and Non-Cash	---	12,765
Other	(8,640)	(4,314)
Change in Assets and Liabilities -
(Increase)/Decrease in Accounts Receivable	26,172	(9,114)
Increase/(Decrease) in Accounts Payable and Accrued Liabilities	(3,915)	5,748
(Increase)/Decrease in Income Taxes Payable	214	(806)
Decrease in Accrued Interest	(351)	(1,206)
Cash Provided by Operating Activities – Continuing Operations	582,027	442,282
Cash Provided by Operating Activities – Discontinued Operations	6,039	25,620
Net Cash Provided by Operating Activities	588,066	467,902

Cash Flows From Investing Activities:
Additions to Property and Equipment	(628,325)	(398,295)
Proceeds from the Sale of Property and Equipment	144	250
Acquisitions of Properties	(46,472)	(252,299)
Net Cash Received as Operator of Partnerships and Joint Ventures	---	485
Cash Used in Investing Activities – Continuing Operations	(674,653)	(649,859)
Cash Provided By/(Used in) Investing Activities – Discontinued Operations	80,504	(7,827)
Net Cash Used in Investing Activities	(594,149)	(657,686)

Cash Flows From Financing Activities:
Proceeds From Long-Term Debt	---	250,000
Payments of Long-Term Debt	---	(200,000)
Net Proceeds From/(Payments of) Bank Borrowings	(6,300)	155,600
Net Proceeds From Issuance of Common Stock	9,243	3,789
Excess Tax Benefits From Stock-Based Awards	1,422	613
Purchase of Treasury Shares	(3,622)	(1,826)
Payment of Debt Retirement Costs	---	(9,376)
Payments of Debt Issuance Costs	---	(4,451)
Cash Provided by Financing Activities – Continuing Operations	743	194,349
Cash Provided by Financing Activities – Discontinued Operations	---	---
Net Cash Provided by Financing Activities	743	194,349
Net Increase (Decrease) in Cash and Cash Equivalents	(5,340)	4,565

Cash and Cash Equivalents at the Beginning of the Period	5,623	1,058
Cash and Cash Equivalents at the End of the Period	$283	$5,623

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SWIFT/12

SWIFT ENERGY COMPANY
OPERATIONAL INFORMATION(1)
QUARTERLY COMPARISON -- SEQUENTIAL & YEAR-OVER-YEAR
(Unaudited)

	Three Months Ended				Three Months Ended
	Dec. 31, 2008	Sept. 30, 2008	Percent Change		Dec. 31, 2007	Percent Change
Production :
Oil & Natural Gas Equivalent (MBoe)	2,466	2,319	6%		2,791	(12	) %
Natural Gas (Bcf)	4.84	5.12	(6	) %	5.14	(6	) %
Crude Oil (MBbl)	1,348	1,171	15%		1,617	(17	) %
NGL (MBbl)	312	294	6%		318	(2	) %

Average Prices:
Combined Oil & Natural Gas ($/Boe)	$47.28	$92.34	(49	) %	$70.33	(33	) %
Natural Gas ($/Mcf)	$5.68	$9.70	(41	) %	$6.62	(14	) %
Crude Oil ($/Bbl)	$58.70	$122.71	(52	) %	$89.23	(34	) %
NGL ($/Bbl)	$32.00	$70.55	(55	) %	$56.65	(44	) %

(1)	Does not include production and pricing information for our New Zealand activities, which have been included in discontinued operations in our financial statements.

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SWIFT/13

SWIFT ENERGY COMPANY
FIRST QUARTER AND FULL YEAR 2009
GUIDANCE ESTIMATES

	Actual For Fourth Quarter 2008		Guidance For First Quarter 2009			Guidance For Full Year 2009

Production Volumes (MMBoe)		2.47	2.14	-	2.27	8.50	-	9.00

Production Mix:
Natural Gas (Bcf)		4.84	5.12	-	5.43	20.24	-	21.43
Crude Oil (MMBbl)		1.35	0.99	-	1.05	4.05	-	4.29
Natural Gas Liquids (MMBbl)		0.312	0.297	-	0.314	1.08	-	1.14
Product Pricing (Note 1):
Natural Gas (per Mcf)
NYMEX Differential (Note 2)		$(1.27)	($0.65)	-	($1.10)	($0.50)	-	($1.25)
Crude Oil (per Bbl)
NYMEX differential (Note 3)		$(0.38)	($2.00)	-	($3.00)	($1.50)	-	($3.00)
NGL (per Bbl)
Percent of NYMEX Crude		54%	50%	-	65%	50%	-	65%
Oil & Gas Production Costs:
Lease Operating Costs (per Boe)		$10.10	$10.00	-	$10.65	$9.00	-	$9.52
Severance & Ad Valorem Taxes (as % of Revenue dollars)		9.7%	11.0%	-	12.0%	11.0%	-	12.0%
Other Costs:
G&A per Boe		$3.39	$3.60	-	$3.90	$3.30	-	$3.50
Interest Expense per Boe		$2.93	$3.40	-	$3.65	$3.50	-	$3.75
DD&A per Boe		$24.45	$18.50	-	$19.00	$18.50	-	$19.00
Supplemental Information:
Capital Expenditures
Operations		$139,833	$25,000	-	$30,000	$97,500	-	$120,000
Acquisition/Dispositions, net	$	---	-	-	-	-	-	-
Capitalized G&G (Note 4)		$6,996	$ 5,500	-	$ 5,900	$21,500	-	$23,000
Capitalized Interest		$2,031	$ 1,500	-	$ 1,800	$6,000	-	$ 7,000
Total Capital Expenditures		$130,806	$32,000	-	$37,700	$125,000	-	$150,000

Basic Weighted Average Shares		30,859	30,950	-	31,200	31,050	-	31,300
Diluted Computation:
Weighted Average Shares		30,859	31,450	-	31,700	31,750	-	32,000

Effective Tax Rate (Note 5)		37.3%	33.0%	-	36.0%	33.0%	-	36.0%
Deferred Tax Percentage (Note 6)		NM %	90%	-	100%	90%	-	100%

Note 1:	Swift Energy now maintains all its current price risk management instruments (hedge positions) on its Hedge Activity page on the Swift Energy website (www.swiftenergy.com).
Note 2:	Average of monthly closing Henry Hub NYMEX futures price for the respective contract months, included in the period, which best benchmarks the 30-day price received for domestic natural gas sales.
Note 3:	Average of daily WTI NYMEX futures price during the calendar period reflected which best benchmarks the daily price received for the majority of crude oil sales.
Note 4:	Does not include capitalized acquisition costs, incorporated in acquisitions when occurred.
Note 5:	Effective Tax rate guidance is based off of NYMEX strip pricing
Note 6:	The Company estimated cash tax for the fourth quarter of 2008 is $2.3 million, primarily for Federal alternative minimum tax.

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SWIFT/14

This press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  The opinions, forecasts, projections, guidance or other statements other than statements of historical fact, are forward-looking statements.  These statements are based upon assumptions that are subject to change and to risks, especially the uncertainty of finding, replacing, developing or acquiring reserves, availability of labor, services and supplies, hurricanes or tropical storms disrupting operations, and volatility in oil or gas prices.  Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that such expectations will prove to have been correct.  Certain risks and uncertainties inherent in the Company’s business are set forth in the filings of the Company with the Securities and Exchange Commission.  Estimates of future financial or operating performance provided by the Company are based on existing market conditions and engineering and geologic information available at this time.  Actual financial and operating performance may be higher or lower.  Future performance is dependent upon oil and gas prices, exploratory and development drilling results, engineering and geologic information and changes in market conditions.

16825 Northchase Drive, Suite 400, Houston TX 77060
www.swiftenergy.com